UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 5, 2017 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 5, 2017, Crossroads Systems, Inc. (the “Company”) filed an appeal brief with the United States Patent and Trademark Office (the “USPTO”) to appeal the USPTO’s rejection of claims against the Company’s U.S. Patent No. 7,897,311 (the “’311 Patent”) in the ex parte reexamination proceeding related to the ‘311 Patent.

On July 6, 2017, the Company filed a petition for rehearing with the United States Court of Appeals for the Federal Circuit (the “Court”) related to the decisions of the Court regarding the inter partes review (“IPR”) proceedings 2014-01207 and 2014-01209. The Company also filed a petition for rehearing with the Court related to the Court’s decision regarding IPRs 2014-01226, 2014-01463, 2014-01544, 2015-00825, 2015-00852 and 2015-00854 (together with IPRs 2014-01207 and 2014-01209, collectively, the “IPRs”). As previously disclosed, on June 6, 2017, the Company received two decisions from the Court regarding the IPRs, affirming the decisions of the Patent Trial and Appeal Board of the USPTO.

Copies of the Company’s filings with the USPTO and the Court will be available on the Company’s website, www.crossroads.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: July 10, 2017	By:	/s/ Richard K. Coleman, Jr.
		Name:	Richard K. Coleman, Jr.
		Title:	President and Chief Executive Officer